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                                                                    EXHIBIT i(1)


             [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]





                                                              March 1, 2001



Short-Term Investments Trust
11 Greenway Plaza, Suite 100
Houston, TX 77046-1173


                  Re:      Short-Term Investments Trust
                           Registration Statement on Form N-1A

Ladies and Gentlemen:

                  We have acted as counsel to Short-Term Investments Trust, a business trust organized under the laws of the State of Delaware (the "Trust") and registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, series management investment company.

                  This opinion is given in connection with the filing by the Trust of Post-Effective Amendment No. 41 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and Amendment No. 42 to such Registration Statement under the 1940 Act (collectively, the "Registration Statement") relating to the registration of an indefinite number of shares of beneficial interest, par value $.001 per share (the "Shares"), of: (i) the Sweep Class of the Government & Agency Portfolio; (ii) the Sweep Class of the Government TaxAdvantage Portfolio; and (iii) the Sweep Class of the Treasury Portfolio. Each of the above classes is referred to herein individually as a "Class" and collectively as the "Classes."

                  In connection with our giving this opinion, we have examined copies of the Trust's Certificate of Trust, Amended and Restated Agreement and Declaration of Trust, as amended (the "Trust Agreement"), resolutions of the Board of Trustees adopted February 16, 2001, and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, records and other instruments as we have deemed necessary or advisable for purposes of this opinion. We have also examined the prospectuses for the Classes, which are included in the Registration Statement, substantially in the form in which they are to become effective (the "Prospectuses"). As to various questions of fact material to our opinion, we have relied upon information provided by officers of the Trust.

                  Based on the foregoing, we are of the opinion that the Shares to be offered for sale pursuant to the Prospectuses are duly authorized and, when sold, issued and paid for as described in the Prospectuses, will be legally issued, fully paid and nonassessable.
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Short-Term Investments Trust
March 1, 2001
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                  We express no opinion concerning the laws of any jurisdiction other than the federal law of the United States of America and the Delaware Business Trust Act.

                  Both the Delaware Business Trust Act and the Trust Agreement provide that shareholders of the Trust shall be entitled to the same limitation on personal liability as is extended under the Delaware General Corporation Law to stockholders of private corporations for profit. There is a remote possibility, however, that, under certain circumstances, shareholders of a Delaware business trust may be held personally liable for that trust's obligations to the extent that the courts of another state which does not recognize such limited liability were to apply the laws of such state to a controversy involving such obligations. The Trust Agreement also provides for indemnification out of property of the Trust for all loss and expense of any shareholder held personally liable for the obligations of the Trust. Therefore, the risk of any shareholder incurring financial loss beyond his investment due to shareholder liability is limited to circumstances in which the Trust is unable to meet its obligations and the express limitation of shareholder liabilities is determined not to be effective.

                  We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name and to the references to our firm under the caption "Management - Legal Matters" in the Statements of Additional Information for the Government & Agency Portfolio, the Government TaxAdvantage Portfolio and the Treasury Portfolio, all of which are included in the Registration Statement.


                                           Very truly yours,


                                  /s/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP